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                                                                   EXHIBIT 10.31

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
              MEADOWBROOK INSURANCE GROUP, INC., STOCK OPTION PLAN


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of this 21st day of February, 2003, between Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Company"), and (the "Optionee").

         WHEREAS, the Company wishes to further align the interests of the Optionee with those of shareholders;

         WHEREAS, on February 21, 2003 (the "Grant Date"), the Committee for the Meadowbrook Insurance Group, Inc. Stock Option Plan (the "Committee") granted nonqualified stock options to certain employees or directors of the Company, including the Optionee; and

         WHEREAS, the parties desire to document the terms of stock option grants;

         NOW THEREFORE, the parties agree as follows:

         1. GRANT OF OPTIONS. The Company has granted nonqualified stock options to purchase _____ shares of Company Stock to the Optionee (the "Options"). Once vested, the Optionee may purchase shares subject to the Stock Option at a price of $_____per share of the Company's Stock (the "Option Price").

         2. VESTING OF OPTIONS. Options are not exercisable until they vest. Except as otherwise provided herein, 20% of the Options shall be exercisable as of the Grant Date and an additional 20% of the Options shall become exercisable on the next four (4) successive anniversaries of the Grant Date. Upon the effective date of a Hostile Change in Control of the Company, all Options shall become fully and immediately exercisable.

         3. EXPIRATION OF OPTIONS. Unless otherwise determined by the Committee, to the extent not previously exercised, the Options will expire on the earlier of, (a) the fifth anniversary of the Grant Date; (b) thirty days after the date that the Optionee ceases to be an Eligible Person for any reason other than Cause, death or Disability; (c) immediately upon the termination of Optionee's service as an employee or director for Cause; or (d) after the date the Optionee ceases to be an Eligible Person by reason of such person's death, Disability or Retirement. THE OPTIONEE IS RESPONSIBLE FOR UNDERSTANDING THE TERMINATION PROVISIONS OF THE PLAN AND THIS AGREEMENT AND TO KEEP TRACK OF THE TERMINATION DATES FOR ANY OPTIONS GRANTED TO THE OPTIONEE UNDER THE PLAN. THE COMPANY SHALL HAVE NO RESPONSIBILITY TO NOTIFY OPTIONEES OF THE DATE ON WHICH OPTIONS WILL EXPIRE AND DOES NOT ANTICIPATE GIVING SUCH NOTICE TO ANY OPTIONEE EITHER VERBALLY OR IN WRITING.

         4. OPTIONEE RIGHTS. No rights or privileges of a shareholder of the Company are conferred by reason of the granting of the Options. The Optionee will not become a shareholder of the Company with respect to the Option Stock unless and until the Options have been properly exercised and the Option Price fully paid for the number of the Options exercised.

         5. TRANSFERABILITY. The Options are not transferable, except by the laws of descent and distribution, however, the Committee has the discretion to allow for other Transfers of Options, but only to the extent provided in the Plan and only when such Transfer would be considered a completed gift for tax



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purposes. If an Option is transferred, it will continue to be subject to the terms and conditions of this Agreement, together with the Plan, and may not be transferred again. If the Options are transferable during the Optionee's lifetime, the Optionee will remain responsible for all applicable withholding taxes upon the exercise of any transferred Options and will, prior to transferring any Options, notify the Company of the anticipated Transfer. The Company shall not be required to provide to the transferee any notice of termination of any of the Options. If the Optionee Transfers an Option and dies before a transferred Option has been exercised, the Option will automatically terminate upon the earlier of one year from the date of the Optionee's death or the expiration of the Option pursuant to this Agreement.

         6. TERMS OF OPTIONS. This Agreement, and the Options issued to the Optionee, are subject to all of the terms and conditions set forth herein and in the Plan, as may be amended from time to time, a copy of which has been provided to Optionee. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the Plan shall govern. Capitalized terms referenced, but not defined herein, will have the meaning attributed to them by the Plan. THE OPTIONEE ACKNOWLEDGES THAT HE OR SHE HAS READ THE PLAN AND AGREES TO BE BOUND BY ITS TERMS. Pursuant to the Plan, the Committee has authorized the Option Price and any applicable tax withholding liability associated with exercise of the Options to be payable in cash, or by netting or withholding Option Stock granted pursuant to the Options being exercised, subject to the Optionee's attestation that the Optionee has, for at least 6 months, owned Stock with a Fair Market Value equal to the amount of the exercise price due to the Company.

         7. MISCELLANEOUS. This Agreement, together with the Plan, sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. Nothing contained in this Agreement will confer upon the Optionee any right with respect to the continuation of his or her status as an employee, director or an Eligible Person. This Agreement shall be binding upon and inure to the benefit of the Company and the Optionee, and their respective heirs, personal legal representatives and successors. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that the Optionee hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with the laws governing this Agreement. This Agreement will be governed by the substantive law of the State of Michigan and may be executed in counterparts.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


ATTEST:                             MEADOWBROOK INSURANCE GROUP, INC.


                                    --------------------------------------------
                                    By:      Robert S. Cubbin
                                       -----------------------------------------
                                    Its:     President & CEO
                                        ----------------------------------------


                                    Optionee:
                                             -----------------------------------



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